Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-3

(Form Type)

Autozi Internet Technology (Global) Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.00005 per share	Other	34,972,600	(1)	$0.59455	(2)	$20,792,959.33	0.0001381	$2,871.25
Fees to be Paid	Unallocated (Universal) Shelf	-	457(o)	-	(3)	-	(4)	$500,000,000	0.0001381	$69,050
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.00005 per share	457(o)	-		-		-	-	-
Fees to be Paid	Other	Warrants	457(o)	-		-		-	-	-
Fees to be Paid	Other	Units	457(o)	-		-		-	-	-
	Total Offering Amounts							$520,792,959.33	0.0001381	$71,921.51
	Total Fees Previously Paid									$0.00
	Total Fees Offsets									$0.00
	Net Fee Due									$71,921.51

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low trading prices ($0.6890 and $0.5001, respectively) of the Class A Ordinary Shares on February 11, 2026, as reported on the Nasdaq Global Market.

(3)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $500,000,000. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

(4)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables.